Investor Presentation December 2020

Safe Harbor Statement Cautionary Note Regarding Forward-Looking Statements This presentation of Univest and the reports Univest files with the Securities and Exchange Commission often contain "forward-looking statements" relating to present or future trends or factors affecting the financial services industry and, specifically, the financial operations, markets and products of Univest. These forward-looking statements involve certain risks and uncertainties in that there are a number of important factors that could cause Univest's future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) competitive pressures among financial institutions; (2) changes in the interest rate environment; (3) changes in asset quality, prepayment speeds, loan sale volumes, charge-offs and credit loss provisions; (4) general economic conditions; (5) legislative or regulatory changes that may adversely affect the businesses in which Univest is engaged; (6) technological issues that may adversely affect Univest financial operations or customers; (7) changes in the securities markets or (8) risk factors mentioned in the reports and registration statements Univest files with the Securities and Exchange Commission. Additionally, it is difficult to predict the full impact of the COVID-19 outbreak on our business. The extent of such impact will depend on future developments, which are highly uncertain, including when the coronavirus can be controlled and abated and whether the gradual reopening of businesses will result in a meaningful increase in economic activity. As the result of the COVID-19 pandemic and the related adverse local and national economic consequences, we could be subject to any of the following risks, any of which could have a material, adverse effect on our business, financial condition, liquidity, and results of operations: (1) demand for our products and services may decline; (2) if the economy is unable to substantially reopen, and high levels of unemployment continue for an extended period of time, loan delinquencies, problem assets, and foreclosures may increase; (3) collateral for loans, especially real estate, may decline in value; (4) our allowance for loan losses may have to be increased if borrowers experience financial difficulties; (5) the net worth and liquidity of loan guarantors may decline, impairing their ability to honor commitments to us; (6) as the result of the decline in the Federal Reserve Board’s target federal funds rate to near 0%, the yield on our assets may decline to a greater extent than the decline in our cost of interest-bearing liabilities; (7) a material decrease in net income or a net loss over several quarters could result in a decrease in the rate of our quarterly cash dividend; (8) our wealth management revenues may decline with continuing market turmoil; (9) litigation, regulatory enforcement risk and reputation risk regarding our participation in the Paycheck Protection Program and the risk that the Small Business Administration may not fund some or all PPP loan guarantees; (10) our cyber security risks are increased as the result of an increase in the number of employees working remotely; (11) Federal Deposit Insurance Corporation premiums may increase if the agency experiences additional resolution costs; and (12) further and sustained decline in our stock price or other triggering event could result in an impairment charge being recorded. Univest undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this presentation. 2

Non-GAAP Financial Measures This presentation contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these “non-GAAP” measures in its analysis of the Corporation’s performance. Management believes these non-GAAP financial measures allow for better comparability of period to period operating performance. Additionally, the Corporation believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. A reconciliation of the non-GAAP measures used in this presentation to the most directly comparable GAAP measures is provided in the Appendix to this presentation. 3

Univest Company Overview  Headquartered in Souderton, Pennsylvania (Montgomery County)  Bank founded in 1876, holding company formed in 1973  Engaged in financial services business, providing full range of banking, insurance and wealth management services  Comprehensive financial solutions delivered locally  Experienced management team with proven performance track record  Physically serving twelve counties in the Southeastern and Central regions of Pennsylvania and three counties in Southern New Jersey  Customer base primarily consists of individuals, businesses, municipalities and nonprofit organizations  Operating leverage and scale with $6.4 billion of bank assets ($5.9 billion excluding Paycheck Protection Program (“PPP”) loans), $3.8 billion of assets under management and agent for $182 million of underwritten insurance premiums as of 9/30/20 4

2020 Strategy Commercial Loan Organic Growth Opportunistic, but disciplined, approach to wealth & insurance acquisitions Continue to take advantage of market dislocation & focus on hiring commercial lenders, including potential team liftouts. - March 2019 – 8 hires, including 5 relationship managers/business developers in Western Lancaster County/York County - April 2019 – 3 relationship managers hired in the Philadelphia suburbs of Southern New Jersey Thoughtfully navigate COVID-19 by working with customers & employees to address evolving needs Multi-prong approach to deposits: • Commercial customers • Comprehensive Treasury Management offerings • Public Funds – Municipalities, Counties & Authorities • Retail Promotions & Enhanced Digital Capabilities • Brokered Deposits Continued investment in digital, technology infrastructure & customer relationship management tools Cross-sell/Integration of our comprehensive suite of products & services 5

 Super-Community Bank located in attractive Southeastern Pennsylvania market  Diversified lines of business and revenue streams (targeting 28 – 30% of total revenue for 2020)  Ability to scale and obtain operating leverage  Strong year-to-date 2020 earnings performance:  Core ROAA of 1.15% (1)(6)  Core ROAE of 9.70% (1)  Core ROATE of 13.22% (1) (2)  Dividend Yield of 4.09% (3)  Attractive valuation –  11.9x Projected 2021 EPS (3)(4)  1.16x Tangible Book Value per Share (3)(5) (1) Calculated using “Core Net Income” which is a Non-GAAP measure. Refer to appendix for reconciliation. (2) Calculated using “Average Tangible Common Equity” which is a Non-GAAP measure. Refer to appendix for reconciliation. (3) Based on price of $19.57 (represents average closing price 11/20/20-11/27/20). (4) Based on analyst average consensus of $1.64 EPS for 2021 (KBW projection of $1.46, Piper Sandler projection of $1.56, Raymond James projection of $1.70 and Stephens projection of $1.84). (5) Calculated using “Tangible Common Equity” which is a Non-GAAP measure. Refer to appendix for reconciliation. (6) Calculated using “Average Assets excluding PPP” which is a Non-GAAP measure. Refer to appendix for reconciliation. Attractive Investment Opportunity 6

COVID-19 Response  Financial centers operated as drive-through only with an option for customers to schedule appointments for in person service  Vestibule banking utilized at locations without a drive- through  Access to safe deposit boxes via appointment  Additional safety protocols in place – as guided by Commonwealth of PA and State of NJ Responsibly serving the needs of our customers while prioritizing the health and safety of our employees Financial Centers Supporting Our Customers Employees  ~95% of non-branch personnel able to work remotely  Quickly deployed Pandemic Plan and adapted processes to minimize business interruption  Supported by strong IT infrastructure  Paycheck Protection Program (“PPP”) Loans  Funded $510 million in gross loans through the SBA program  Modified Loans & Leases  Principal balance of $720.1 million as of 6/30  Represents 16.2% of the loan portfolio (excl. PPP)  Principal balance of $82.1 million as of 11/27  Represents 1.7% of the loan portfolio (excl. PPP)  Waived certain deposit charges during the lockdown phase (Q2)  Guided customers towards digital solutions, as applicable  Continued focus on high levels of customer service 7

SUMMARY FINANCIAL HIGHLIGHTS

Q3 2020 YTD Results Earnings Loans & Deposits  Reported Earnings: $21.0 million  $0.72 per share  Core Earnings(1): $48.5 million  $1.66 per share  Reported ROAA: 0.48%/Core ROAA(1)(3): 1.15%  Reported ROATE: 5.74%/Core ROATE(2): 13.22%  Annualized Loan Growth excl. PPP: 9.8%  Annualized Deposit Growth: 26.0%  Average Loan to Deposit Ratio: 100.7% Key Ratios  Net Interest Margin of 3.42% in 2020 vs. 3.65% in FY 2019 (tax-equivalent excluding purchase accounting, PPP loans for 2020 and excess liquidity)  Reported Efficiency Ratio of 59.5%; Adjusted Efficiency Ratio of 61.5%  Includes PA capital stock tax expense - increases efficiency ratio by approx. 170 bps  Non-Performing Assets to Total Assets of 0.66% (0.71% excluding PPP loans) vs. 0.73% at 12/31/19  Includes a $8.1 million OREO property which is under agreement of sale (0.13%)  Tangible Equity(2) to Tangible Assets of 7.96% and Tangible Book Value Per Share of $16.89 at 9/30/20 (1) Calculated using “Core Net Income” which is a Non-GAAP measure. Refer to appendix for reconciliation. (2) Calculated using "Tangible Common Equity" which is a Non-GAAP measure. Refer to appendix for reconciliation. (3) Calculated using “Average Assets excluding PPP" which is a Non-GAAP measure. Refer to appendix for reconciliation. 9

Core Diluted Earnings Per Share* *Calculated using "Core Net Income Allocated to Common Shares" which is a Non-GAAP measure. Refer to appendix for reconciliation. Note: Graph begins with March 2017, representing first quarter subsequent to Fox Chase Bank acquisition with no transaction related costs. 10.2% CAGR from YTD 9/30/17 to YTD 9/30/20 10

Pre-Tax Pre-Provision Income* * Non-GAAP Measure – refer to Appendix for reconciliation 225 bp Fed rate reduction 11

Tangible Book Value Per Share* *Calculated using "Tangible Common Equity" which is a Non-GAAP measure. Refer to appendix for reconciliation. (1) Assumes no Wealth Management or Insurance acquisitions. Target 8-10% Annual Growth(1) Benefit of 12/2017 Capital Raise = $1.21 12

Strong ROAA & ROTE *Calculated using "Core Net Income" and “Average Assets excluding PPP” which are Non-GAAP measures. Refer to appendix for reconciliation. **Calculated using "Core Net Income" and "Average Tangible Common Equity" which are Non-GAAP measures. Refer to appendix for reconciliation. Core ROAA* Core ROTE** 13

Loan Growth by Segment



Loan Detail - $ in thousands (excl. PPP)
$5,000,000
$4,500,000
$4,000,000
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$-
CAGR = 10.1%
$3.1B $3.2B $3.3B $3.3B $3.5B $3.5B $3.6B $3.7B $3.8B $3.9B $4.0B $4.1B $4.2B $4.3B $4.4B $4.5B $4.5B $4.7B
Q2 2016 Proforma*
Q3 2016
Q4 2016
Q1 2017
Q2 2017
Q3 2017
Q4 2017
Q1 2018
Q2 2018
Q3 2018
Q4 2018
Q1 2019
Q2 2019
Q3 2019
Q4 2019
Q1 2020
Q2 2020
Q3 2020
Commercial, financial and agricultural
Commercial Real Estate
Real Estate - Residential
Loans to Individuals
Lease Financings

*Includes Fox Chase Bank, which was acquired on July 1, 2016

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BANKING | INSURANCE | INVESTMENTS
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Deposit Growth by Segment



Deposit Detail - $ in thousands
CAGR = 12.9%
$5,000,000
$4,500,000
$4,000,000
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$-
$3.1B
$3.2B
$3.3B
$3.4B
$3.3B
$3.5B
$3.5B
$3.5B
$3.6B
$3.8B
$3.9B
$4.0B
$4.1B
$4.3B
$4.4B
$4.4B
$4.9B
$5.2B
Q2 2016 Proforma*
Q3 2016
Q4 2016
Q1 2017
Q2 2017
Q3 2017
Q4 2017
Q1 2018
Q2 2018
Q3 2018
Q4 2018
Q1 2019
Q2 2019
Q3 2019
Q4 2019
Q1 2020
Q2 2020
Q3 2020
DD, Noninterest-Bearing
DD, Interest-Bearing
Regular Savings
Time Deposits

*Includes Fox Chase Bank, which was acquired on July 1, 2016

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Net Interest Income (Asset Sensitive) *Proforma tax equivalent margin calculation excludes purchase accounting accretion and is based upon a proforma 21% tax rate for all periods presented (1) Calculated using “Core Net Interest Income excluding PPP” which is a Non-GAAP measure. Refer to appendix for reconciliation. (2) Calculated using “Core Net Interest Income excluding PPP” and “Average Interest Earning Assets excluding Excess Liquidity and PPP Loans”, which are Non-GAAP measures. Refer to appendix for reconciliation. Core Net Interest Margin*(1) Excludes Purchase Accounting 16

Efficiency Ratios UVSP pays a Bank Share Tax rather than Bank Income Tax to the Commonwealth of Pennsylvania as a result of our type of charter. This amount is included in noninterest expense and increases our efficiency ratio by approximately 170 bps compared to other banks that do not have this tax. UVSP’s effective tax rate would be approximately 400 bps higher if the Bank Shares Tax was included in income tax expense. *Non-GAAP measure. Refer to appendix for reconciliation. **Based upon a proforma 21% tax rate for all periods presented. YTD % as of 9/30 17

Revenue Revenue Revenue by Business Unit (year-to-date 9/30/20) *2020 is an annualized figure – (Q3YTD/3X4). Excludes PPP Loan impact Revenue = Net Interest Income + Noninterest Income 18

Assets Chart data as of December 31 except for 2020 (9/30). 2020 excluding PPP Loans = $5.9B $4.2B $4.6B $5.0B $5.4B $6.4B 19

Liabilities and Deposits Chart data as of December 31 except for 2020 (9/30) Liabilities Deposits 20

Stable Asset Quality Nonperforming Assets Nonaccrual Loans and Leases Chart data as of December 31 except for 2020 (9/30) Note: 2020 includes a $2.7 million charge off related to a $8.1 million loan that was transferred to OREO during Q2 2020. Valuation based on an agreement of sale for the property. Loan was placed on non-accrual in Q1 2018. 2020 ACL increase driven by CECL adoption and COVID-19 impact on related economic forecast assumptions. 21

Current Expected Credit Loss (CECL) Implementation  On January 1, 2020, the Corporation adopted Accounting Standard Update No. 2016-13, “Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” (“CECL”). Upon adoption, the Corporation recognized:  $12.9 million increase in the allowance for loans and leases credit losses  $1.1 million increase in the reserve for unfunded commitments  $300 thousand increase in the allowance for investment credit losses  This resulted in an after-tax retained earnings adjustment of $11.3 million  During the nine months ended September 30, 2020, the provision for credit losses was $49.5 million, of which $47.6 million related to loans and leases, $1.5 million related to unfunded commitments and $392 thousand related to investment securities  While the Corporation’s portfolio has not yet demonstrated material indications of weakness, provisioning under CECL reflects forward-looking economic assumptions; $40.5 million of the year-to- date provision was attributable to changes in these forward-looking economic assumptions  Since 12/31/19, the allowance for loan and lease credit losses has increased 160%  At 9/30/20, the allowance for loan and lease credit losses as a percentage of loans and leases held for investment (excluding PPP loans) was 1.95% compared to 0.81% at 12/31/19 22

LIQUIDITY AND CAPITAL

Liquidity and Capital Liabilities & Shareholders’ Equity Borrowing Sources – as of 9/30/20 Wholesale Term Funding Maturities* – as of 9/30/20 All data in millions, as of 9/30/20 24 Period Amount Q4 2020 25.0 2021 60.0 2022 35.0 2023 50.2 2024 60.0 Total 230.2$ *Includes Brokered Deposits Balance Remaining Capacity FHLB - Pittsburgh 200.0$ 1,246.0$ Federal Fund Lines (10 lenders)* - 460.0 FRB - Philadelphia - 69.5 Regional Bank (Univest Financial Corp) - 10.0 Total 200.0$ 1,785.5$ *Uncommitted lines ranging from $15mm to $125mm

Strong Capital Ratios Provide for Operating Flexibility Univest Financial Corporation (Parent) Univest Bank & Trust Co. (Bank) Cash Position of $165.1M at 9/30/20 25

Largest Deposit Relationships – As of 9/30/2020 26 Rank Type Balance (000s) Weighted Average Rate 1 Public Funds 188,374 0.25% 2 Bus/Corp 128,115 0.00% 3 Bus/Corp 78,333 0.00% 4 Public Funds 63,977 0.25% 5 Public Funds 51,752 0.27% 6 Public Funds 50,014 0.35% 7 Bus/Corp 30,689 1.31% 8 Public Funds 30,611 0.25% 9 Public Funds 25,005 0.25% 10 Bus/Corp 22,496 1.59% 11 Bus/Corp 22,043 0.43% 12 Bus/Corp 20,524 0.00% 13 Bus/Corp 19,964 0.04% 14 Public Funds 19,956 0.21% 15 Bus/Corp 19,203 0.02% 16 Public Funds 18,894 0.23% 17 Bus/Corp 18,315 0.40% 18 Bus/Corp 17,532 0.00% 19 Bus/Corp 17,380 0.00% 20 Public Funds 17,125 0.25% Deposits (excluding Brokered Deposits)

Aaa 1.0 MA 1.2 Aa3 0.5 Aa3 2.9 PA 12.8 Aa2 1.5 Aa2 1.7 TN 1.0 Aa1 1.0 A1 1.3 TX 0.0 A3 22.9 A2 1.8 Total 15.1 A2 49.3 N/A 6.3 A1 4.0 Total 15.1 Baa2 0.5 Baa1 1.0 N/A 10.0 AAA 1.0 GO 15.1 Total 90.7 AA 8.4 REV - AA- 0.8 Total 15.1 N/A 4.9 Total 15.1 Corporate Bonds (in millions) Moody's RatingMoody's Rating S&P Rating Type State Municipal Bonds (in millions) Investments ($369 Million at 9/30/20) Investment Portfolio at 9/30/20 Investment Portfolio Details 27

LOAN PORTFOLIO DETAIL AND CREDIT OVERVIEW

Loan & Lease Detail at 9/30/20 (excl PPP) ($4.7 Billion at 9/30/20 excluding PPP) 29

Largest Loan Exposures – As of 9/30/20

Commercial Real Estate and Residential Real Estate Secured for Business Purposes
$2,829 MM | Avg Loan Size $497k

Rank	Loan Type/Industry	Risk Rating	Exposure ('000s)	Geography
1	Real Estate Development	Pass	$ 42,517	Southeastern PA
2	CRE - Office	Pass	$ 33,789	Southeastern PA
3	New Car Dealers	Pass	$ 33,632	Southeastern PA
4	Hotels / CRE - Retail & Office	Pass	$ 33,628	Lehigh Valley
5	CRE - Retail	Pass	$ 33,000	New Jersey
6	CRE - Office	Pass	$ 32,991	Southeastern PA
7	CRE - Industrial/Warehouse	Pass	$ 32,900	Southeastern PA
8	Hotels	Pass	$ 29,313	New Jersey
9	CRE - Retail	Pass	$ 27,331	Southeastern PA
10	CRE - Industrial/Warehouse	Pass	$ 26,644	Southeastern PA

Commercial & Industrial
$826 MM | Avg Loan Size $193k

Rank	Loan Type/Industry	Risk Rating	Exposure ('000s)	Geography
1	Private Equity Investment Group	Pass	$ 39,250	Southeastern PA
2	Mortgage & Nonmortgage Loan Brokers	Pass	$ 34,128	Southeastern PA
3	Vacuum Furnace / Metal Heat Treating	Pass	$ 33,181	Southeastern PA
4	Health Care & Home Care Products	Pass	$ 31,933	New York City
5	Direct Mortgage Lending Company	Pass	$ 31,200	Southeastern PA
6	Residential Mortgage Lender	Pass	$ 30,000	New Jersey
7	Direct Mortgage Lending Company	Pass	$ 30,000	New Jersey
8	Mortgage & Nonmortgage Loan Brokers	Pass	$ 30,000	New Jersey
9	Mortgage & Nonmortgage Loan Brokers	Pass	$ 30,000	Arizona
10	Mortgage & Nonmortgage Loan Brokers	Pass	$ 30,000	New Jersey

Equipment Finance
$160 MM | Avg Balance per Account $44k

Rank	Loan Type/Industry	Risk Rating	Net Book Value ('000s)	Geography
1	School District	---N/A---	$ 1,846	New Jersey
2	Real estate agent		$ 1,702	New Jersey
3	Regional Police		$ 1,437	Pennsylvania
4	School District		$ 1,213	New Jersey
5	School District		$ 1,137	New Jersey
6	Family Services		$ 1,033	Maryland
7	Merchandising Machine Operations		$ 922	Michigan
8	School District		$ 860	New Jersey
9	Regional Police		$ 856	Pennsylvania
10	School District		$ 815	New Jersey

Consumer Loans
$693 MM | Avg Loan Size $293k (Res Mtg) / $36k (HE) / $14k (Cons)

Rank	Loan Type	Risk Rating	Exposure ('000s)	Geography
1	1st Lien Residential Mortgage	---N/A---	$ 3,338	Florida
2	1st Lien Residential Mortgage		$ 2,929	New Jersey
3	1st Lien Residential Mortgage		$ 2,894	New Jersey
4	1st Lien Residential Mortgage		$ 2,873	Pennsylvania
5	1st Lien Residential Mortgage		$ 2,862	Pennsylvania
6	1st Lien Residential Mortgage		$ 2,793	New Jersey
7	1st Lien Residential Mortgage		$ 2,627	Florida
8	Consumer Inst - Rev LOC		$ 2,479	Pennsylvania
9	1st Lien Residential Mortgage		$ 2,400	New Jersey
10	Consumer Inst - Rev LOC		$ 2,329	Pennsylvania

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Loan Portfolio Overview

(Dollars in thousands)

Industry Description	Total Outstanding Balance (excl PPP) — As of September 30, 2020	% of Commercial Loan Portfolio — As of September 30, 2020	PPP $ (1) — As of September 30, 2020	$ Balance of Modified Loans (2) — As of November 27, 2020	Modified Loans as a % of Portfolio (2) (3)
CRE - Retail	$ 295,654	7.6 %	$ 239	$ 8,406	2.8 %
Animal Production	252,752	6.5	706	136	0.1
CRE - Office	240,521	6.2	-	1,724	0.7
CRE - 1-4 Family Residential Investment	237,378	6.1	1,282	212	0.1
CRE - Multi-family	204,488	5.3	-	1,295	0.6
Real Estate Lenders, Secondary Market Financing	189,743	4.9	4,318	-	-
Hotels & Motels (Accommodation)	175,894	4.5	2,407	15,110	8.6
Nursing and Residential Care Facilities	160,238	4.1	7,935	-	-
CRE - Industrial / Warehouse	158,356	4.1	139	-	-
CRE - Mixed-Use - Residential	111,613	2.9	-	-	-
Specialty Trade Contractors	111,201	2.9	67,508	-	-
Professional, Scientific, and Technical Services	93,463	2.4	70,163	65	0.1
CRE - Medical Office	88,557	2.3	-	9,989	11.3
Homebuilding (tract developers, remodelers)	85,177	2.2	15,049	-	-
Education	77,676	2	15,577	-	-
Merchant Wholesalers, Durable Goods	73,251	1.9	20,726	-	-
Fabricated Metal Product Manufacturing	65,549	1.7	12,860	-	-
Crop Production	62,689	1.6	289	-	-
Motor Vehicle and Parts Dealers	61,306	1.6	11,623	-	-
Food Services and Drinking Places	59,261	1.5	15,998	-	-
Administrative and Support Services	55,217	1.4	28,943	-	-
Industries with >$50 million in outstandings	**$ 2,859,984**	**73.7 %**	**$ 275,760**	**$ 36,936**	**1.3 %**
Industries with <$50 million in outstandings	**$ 1,015,850**	**26.3 %**	**$ 225,820**	**$ 22,284**	**2.2 %**
Total Commercial Loans	**$ 3,875,834**	**100.0 %**	**$ 501,580**	**$ 59,220**	**1.5 %**

Consumer Loans and Lease Financings	Total Outstanding Balance	PPP $ (1)	$ Balance of Modified Loans (2)	Modified Loans as a % of Portfolio (2) (3)
Real Estate-Residential Secured for Personal Purpose	$ 474,688	$ -	$ 21,709	4.6 %
Real Estate-Home Equity Secured for Personal Purpose	172,448	-	944	0.5
Loans to Individuals	27,771	-	32	0.1
Lease Financings	159,535	-	208	0.1
Total - Consumer Loans and Lease Financings	$ 834,442	$ -	$ 22,893	2.7 %
Total	$ 4,710,276	$ 501,580	$ 82,113	1.7 %

(1) Includes ($9.5) million of net deferred fees.

(2) Loan modifications referenced above were made in accordance with *Section 4013 of the CARES Act and the Interagency Statement on Loan Modifications and Reporting for Financial Institutions Working with Customers Affected by the Coronavirus* and therefore were not classified as TDRs as of November 27, 2020.

(3) Balance of modified loans as of November 27, 2020 as a percentage of portfolio loans at September 30, 2020.

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Credit Infrastructure  Experienced credit team  Conservative credit culture  Centralized credit approval process  Low levels of authority in the field  Rigorous underwriting and disciplined committee approval required Approval Process Risk Management Process Owns Borrower Relationship Business/Industry Expertise or Analysis Underwriting Process Transaction Structure Negotiations Term Sheet Owns Borrower Risk Risk Assessment/Analysis Portfolio Risk Assessment Credit Risk Structure Approval Sign-off Independent Loan Review Shared Approval Process Line of Business Credit/Risk 32

 Limited single signature lending authority. Joint signature up to $5.0 MM, then management level loan committee for the largest exposures.  Itemized report of all approvals to weekly Officer Loan Committee.  Robust independent loan review process. Quarterly review cycle.  Credit Officer involvement in all relationships > $1.5MM, exceptions to Officer Loan Committee.  Generally, lending is in Pennsylvania, Delaware, New Jersey and Maryland.  Management of risk appetite through quarterly reporting to ERM Committee.  In-House commercial concentrations levels vs. policy limits, out of market lending report, largest commercial borrowers, regulatory concentrations vs. risk based capital, CRE regulatory guidance report.  CRE portfolio trends and market analysis, with stress testing, presented annually to ERM Committee, meeting regulatory expectations for portfolio stress testing.  Independent departments for appraisal and environmental report ordering, construction loan disbursement and monitoring and loan grading risk assessments.  Chief Risk Officer (Megan Santana) reports directly to the Board of Directors. Credit Overview 33

BUSINESS OVERVIEW

Univest Primary Physical Service Area Twelve counties in Southeastern and Central Pennsylvania and three counties in Southern New Jersey 35

Univest Financial Center Locations 36

Market Opportunity  With BB&T Corporation’s acquisitions of Susquehanna Bancshares and National Penn Bancshares, and WSFS Financial Corporation’s acquisition of Beneficial, Univest is one of the three largest community focused financial institutions remaining headquartered in the Philadelphia market (Bryn Mawr Bank Corporation and WSFS)  Univest Bank and Trust Co. operates in twelve counties in Pennsylvania including: Berks, Bucks, Chester, Cumberland, Dauphin, Delaware, Lancaster, Lehigh, Montgomery, Northampton, Philadelphia and York  Of these twelve counties, the Univest financial center network is present in seven: Bucks, Chester, Lancaster, Lehigh, Montgomery, Northampton and Philadelphia Source: FDIC Market Share Data 37 Market Market Rank # of Branches Deposits 6/2020 Share % 6/2019 Share % Montgomery County 5th 12 $2.7B 7.8% 7.8% Bucks County 6th 11 $1.1B 5.0% 5.3% Philadelphia County 13th 6 $567M 0.9% 1.0% Lancaster County 11th 5 $356M 2.5% 2.3% Market Share (6/30/20)

Executive Leadership Team 38 Name Age Tenure (yrs.) with Univest Title Jeffrey M. Schweitzer 47 13 President and CEO, Univest Financial Corporation Michael S. Keim 53 11 President, Univest Bank and Trust Co. Brian J. Richardson 37 4 Executive Vice President, Chief Financial Officer (Former Fox Chase Director of Accounting for five years) Megan D. Santana 45 4 Senior Executive Vice President, Chief Risk Officer and General Counsel Duane J. Brobst 67 26 Senior Executive Vice President, Chief Credit Officer Michael S. Fitzgerald 57 4 President, Commercial Banking, East Penn and NJ Division (Former Fox Chase Chief Lending Officer for seven years) Thomas J. Jordan 53 4 President, Commercial Banking, Central PA Division Ronald R. Flaherty 53 11 President, Univest Insurance, Inc. David W. Geibel 47 6 President, Girard (Univest Wealth Management Division) William J. Clark 56 14 President, Univest Capital, Inc. Brian E. Grzebin 49 2 President, Mortgage Banking Division Dana E. Brown 53 4 Executive Vice President, Consumer Services Eric W. Conner 49 14 Executive Vice President and Chief Information Officer M. Theresa Schwartzer 50 17 Executive Vice President and Director of Human Resources Annette D. Szygiel 57 17 Executive Vice President and Chief Experience Officer

Commercial Banking  92 lenders, relationship managers and portfolio managers operating in two divisions established by geography (serving clients primarily in Pennsylvania, New Jersey, Delaware and Maryland) • East Penn and New Jersey: Bucks, Montgomery, Chester, Delaware, Berks, Philadelphia, Lehigh and Northampton counties in Pennsylvania and Cape May, Atlantic and Burlington counties in New Jersey • Central PA: Lancaster, York, Cumberland and Dauphin counties  Average loan size • Commercial real estate - $497,000 • C&I - $193,000 • Tax-exempt - $1.9 million  Commercial customer base provides large opportunity for cross-sell of cash management (deposits), wealth management and insurance products and services ($3.6 Billion; represents 81.5% of total loans excl. PPP) Commercial Loan Detail as of 6/30/20Commercial Banking 39 .9 billi , 2.3 l ans (excluding )

Consumer Banking  39 financial service centers located in Bucks, Chester, Lancaster, Lehigh, Montgomery, Northampton and Philadelphia counties in PA and Ocean City, NJ; also operating 14 retirement centers in Bucks and Montgomery counties and 1 regional location in Berks county.  Proactively addressed continued reduction in transactional volume by closing fifteen financial centers since September 2015; Reinvesting savings to cover our operating footprint  In October 2020, we announced a plan to optimize our financial center footprint with the consolidation or relocation of eight additional locations. This represents 20% of our financial centers.  COVID-19 has accelerated digital transition, 2020 in-center transactions down 21% from 2019.  Financial centers staffed by combination of personal bankers and tellers, providing both transaction and consultative services augmented by technology  Focused on creating seamless customer experience between in-person and digital  Growth strategy focused on obtaining consumer business from commercial customers and their employee base 40

Mortgage Banking  37 Home Loan Consultants operating in Bank’s core footprint  Centralized processing, closing and underwriting  Primarily agency lender: FNMA, FHLMC, FHA, VA and USDA  FNMA and FHLMC eligible loans sold servicing retained  Received approval as a GNMA issuer in 2018  FHA, VA and USDA loans currently sold to correspondents servicing released; we will be ramping up in-house securitization with servicing retained in 2021  Portfolio primarily non-conforming (size) hybrid ARMs  $1.1 billion in loans serviced for others as of 9/30/20  Residential mortgages (includes home equity loans) on balance sheet of $647 million or 13.7% of total loans (excl. PPP) as of 9/30/20 Chart data as of and for years ended 12/31 except 2020 (9/30) Residential Mortgage OriginationsMortgage Banking 41

Univest Capital, Inc.  Equipment financing business with $160 million in lease receivables as of 9/30/20 − Average lease size $44,000, typically with four year term  Primary industries served: health care, education/office, automotive, golf/turf, technology and energy  Manage residual risk by primarily using $1 buyout leases (~$824K of residuals as of 9/30/20) Lease FinancingUnivest Capital Chart data as of and for years ended 12/31 except 2020 (9/30) 42

Wealth Management  Comprehensive wealth management platform including broker / dealer, municipal pension services, registered investment advisor, retirement plan services and trust  Effective 1/1/19, the wealth management division was rebranded as Girard (i.e. Girard Advisory Services, LLC, Girard Benefits Group, LLC, Girard Pension Services, LLC, Girard Investment Services, LLC)  Organic growth supplemented by acquisition • Trust powers obtained in 1928 • Broker / Dealer acquired in 1999 • Municipal pension operation acquired in 2008 • Registered investment advisor, Girard Partners, acquired in 2014  $3.8 billion in assets under management/ supervision at 9/30/20 Chart data as of 12/31 except for 2020 (9/30) Assets Under ManagementWealth Management 43

Insurance  Independent insurance agency with more than 60 carrier relationships  Full service agency providing commercial and personal lines, employee benefits and HR consulting solutions  Built via a series of eight acquisitions beginning in 2000. Last acquisition was Sterner Insurance in 2014, provided presence in Lehigh Valley  Agent for written premiums of $182 million as of 9/30/20 Chart data as of 12/31 except 2020 (9/30) Agent Written PremiumsInsurance 44

APPENDIX (Non-GAAP Reconciliations)

Appendix – Non-GAAP Reconciliations

This presentation includes financial information determined by methods other than in accordance with U.S. generally accepted accounting principles ("GAAP"). The management of Univest Financial Corporation uses these non-GAAP measures in its analysis of the Corporation's performance. These measures should not be considered a substitute for GAAP basis measures nor should they be viewed as a substitute for operating results determined in accordance with GAAP. Management believes the presentation of the non-GAAP financial measures, which exclude the impact of the specified items, provides useful supplemental information that is essential to a proper understanding of the financial results of the Corporation. See below tables for additional information.

$s in thousands	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Q1 2020	Q2 2020	Q3 2020
1. Core Net Income Allocated to Common Shares															
Net income allocated to common shares	$ 10,743	$ 11,657	$ 11,100	$ 10,182	$ 12,752	$ 4,325	$ 14,878	$ 18,272	$ 16,012	$ 16,408	$ 17,604	$ 15,459	$ 838	$ 2,082	$ 18,096
Less: BOLI Death Benefits allocated to common shares	-	879	-	-	-	441	-	-	-	-	-	-	-	-	-
Plus: Restructuring Charges allocated to common shares	-	-	-	-	446	-	-	-	-	-	-	-	-	-	-
Plus: Borrower Fraud Related Charge-off allocated to common shares	-	-	-	-	-	9,949	-	(1,430)	-	-	-	-	-	-	-
Plus: Deferred Tax Asset Revaluation allocated to common shares	-	-	-	1,039	-	-	-	-	-	-	-	-	-	-	-
Less: FDIC Small Bank Assessment Credit	-	-	-	-	-	-	-	-	-	-	779	90	-	-	-
Plus: Allowance for credit losses - economic assumptions directly impacted by COVID-19	-	-	-	-	-	-	-	-	-	-	-	-	16,023	15,723	228
Less: Paycheck Protection Program ("PPP") Activity	-	-	-	-	-	-	-	-	-	-	-	-	-	2,597	2,143
Core Net Income allocated to common shares	$ 10,743	$ 10,777	$ 11,100	$ 11,220	$ 13,199	$ 13,832	$ 14,878	$ 16,842	$ 16,012	$ 16,408	$ 16,825	$ 15,369	$ 16,861	$ 15,207	$ 16,181
2. Tangible Common Equity															
Shareholders' Equity	$ 511,880	$ 521,306	$ 528,798	$ 603,374	$ 606,719	$ 605,294	$ 614,242	$ 624,133	$ 637,606	$ 651,670	$ 664,299	$ 675,122	$ 651,551	$ 654,873	$ 669,107
Less: Goodwill	172,559	172,559	172,559	172,559	172,559	172,559	172,559	172,559	172,559	172,559	172,559	172,559	172,559	172,559	172,559
Less: Other Intangibles(1)	9,421	8,687	8,011	7,336	6,741	6,159	5,690	5,222	4,805	4,396	4,026	3,658	3,333	3,017	2,736
Tangible Common Equity	$ 329,900	$ 340,060	$ 348,228	$ 423,479	$ 427,419	$ 426,576	$ 435,993	$ 446,352	$ 460,242	$ 474,715	$ 487,714	$ 498,905	$ 475,659	$ 479,297	$ 493,812
3. Core Net Income															
Net Income	$ 10,856	$ 11,778	$ 11,196	$ 10,264	$ 12,850	$ 4,357	$ 14,964	$ 18,372	$ 16,079	$ 16,468	$ 17,662	$ 15,510	$ 838	$ 2,085	$ 18,119
Less: BOLI Death Benefits	-	889	-	-	-	446	-	-	-	-	-	-	-	-	-
Plus: Restructuring Charges	-	-	-	-	451	-	-	-	-	-	-	-	-	-	-
Plus: Borrower Fraud Related Charge-off	-	-	-	-	-	10,057	-	(1,446)	-	-	-	-	-	-	-
Plus: Deferred Tax Asset Revaluation	-	-	-	1,050	-	-	-	-	-	-	-	-	-	-	-
Less: FDIC Small Bank Assessment Credit	-	-	-	-	-	-	-	-	-	-	781	90	-	-	-
Plus: Allowance for credit losses - economic assumptions directly impacted by COVID-19	-	-	-	-	-	-	-	-	-	-	-	-	16,060	15,743	229
Less: Paycheck Protection Program ("PPP") Activity	-	-	-	-	-	-	-	-	-	-	-	-	-	2,601	2,146
Core Net Income	$ 10,856	$ 10,889	$ 11,196	$ 11,314	$ 13,301	$ 13,968	$ 14,964	$ 16,926	$ 16,079	$ 16,468	$ 16,881	$ 15,420	$ 16,898	$ 15,227	$ 16,202
4. Average Tangible Common Equity															
Average Shareholders' Equity	$ 509,054	$ 517,697	$ 527,032	$ 554,071	$ 605,973	$ 611,667	$ 611,803	$ 619,204	$ 631,574	$ 645,538	$ 659,523	$ 672,647	$ 673,460	$ 660,950	$ 661,947
Less: Average Goodwill	172,559	172,559	172,559	172,559	172,559	172,559	172,559	172,559	172,559	172,559	172,559	172,559	172,559	172,559	172,559
Less: Average Other Intangibles(1)	9,821	9,080	8,379	7,700	7,064	6,468	5,947	5,473	5,031	4,615	4,234	3,853	3,506	3,185	2,889
Average Tangible Common Equity	$326,674	$336,058	$346,094	$373,812	$426,350	$432,640	$433,297	$441,172	$453,984	$468,364	$482,730	$496,235	$ 497,395	$ 485,206	$ 486,499

(1) Amount does not include servicing rights

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Appendix – Non-GAAP Reconciliations (cont.)

$s in thousands	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Q1 2020	Q2 2020	Q3 2020
5. Core Net Interest Income excluding PPP															
Net Interest Income	$ 34,283	$ 35,300	$ 36,888	$ 36,705	$ 37,272	$ 38,990	$ 40,423	$ 41,376	$ 41,523	$ 42,635	$ 42,645	$ 42,429	$ 42,468	$ 43,518	$ 43,854
Less: Purchase Accounting Net Interest Income	764	743	1,064	449	146	349	343	199	60	186	65	449	(27)	(8)	75
Less: PPP Net Interest Income	-	-	-	-	-	-	-	-	-	-	-	-	-	2,012	2,717
Core Net Interest Income excluding PPP	$ 33,518	$ 34,557	$ 35,823	$ 36,256	$ 37,126	$ 38,642	$ 40,079	$ 41,176	$ 41,463	$ 42,448	$ 42,580	$ 41,980	$ 42,495	$ 41,514	$ 41,062
6. Core Noninterest Expense & Core Noninterest Expense, excluding PA shares tax															
Noninterest expense	$ 32,029	$ 32,549	$ 32,695	$ 33,440	$ 35,126	$ 34,347	$ 34,370	$ 33,397	$ 35,557	$ 36,778	$ 36,270	$ 37,478	$ 38,777	$ 35,960	$ 38,527
Less: Restructuring costs	-	-	-	-	571	-	-	-	-	-	-	-	-	-	-
Plus: FDIC Small Bank Assessment Credit	-	-	-	-	-	-	-	-	-	-	988	114	-	-	-
Plus: Capitalized compensation for PPP Loans	-	-	-	-	-	-	-	-	-	-	-	-	-	1,280	-
Core Noninterest Expense	$ 32,029	$ 32,549	$ 32,695	$ 33,440	$ 34,555	$ 34,347	$ 34,370	$ 33,397	$ 35,557	$ 36,778	$ 37,258	$ 37,592	$ 38,777	$ 37,240	$ 38,527
Less: Bank Capital Stock Tax Expense	934	911	902	897	984	991	991	891	986	958	975	975	1,073	1,097	1,097
Core Noninterest Expense, excluding PA shares tax	$ 31,096	$ 31,638	$ 31,793	$ 32,542	$ 33,570	$ 33,356	$ 33,379	$ 32,506	$ 34,571	$ 35,820	$ 36,283	$ 36,617	$ 37,704	$ 36,143	$ 37,430
7. Core Tax Equivalent Revenue															
Total Revenue	$ 49,253	$ 51,309	$ 50,996	$ 50,857	$ 52,854	$ 54,304	$ 55,284	$ 55,793	$ 57,820	$ 58,991	$ 59,244	$ 58,599	$ 60,851	$ 61,518	$ 65,659
Plus: Tax Equivalent Adjustment	1,052	1,276	1,031	1,071	847	989	887	768	905	851	838	846	848	836	795
Tax Equivalent Revenue*	$ 50,305	$ 52,585	$ 52,027	$ 51,928	$ 53,701	$ 55,293	$ 56,170	$ 56,561	$ 58,726	$ 59,842	$ 60,082	$ 59,445	$ 61,699	$ 62,354	$ 66,454
Less: BOLI Death Benefits (Tax Equivalent)	-	1,125	-	-	-	565	-	-	-	-	-	-	-	-	-
Less: PPP Net Interest Income	-	-	-	-	-	-	-	-	-	-	-	-	-	2,012	2,717
Core Tax Equivalent Revenue	$ 50,305	$ 51,460	$ 52,027	$ 51,928	$ 53,701	$ 54,729	$ 56,170	$ 56,561	$ 58,726	$ 59,842	$ 60,082	$ 59,445	$ 61,699	$ 60,342	$ 63,737
8. Pre-Tax Pre-Provision Income															
Pre-Tax Income	$14,778	$15,995	$15,612	$15,426	$15,676	$4,548	$18,168	$22,294	$19,578	$20,137	$21,444	$18,894	$232	$1,821	$23,197
Provision for Credit Losses	2,445	2,766	2,689	1,992	2,053	15,409	2,745	103	2,685	2,076	1,530	2,227	21,843	23,737	3,935
Pre-Tax Pre-Provision Income	$17,223	$18,761	$18,301	$17,418	$17,729	$19,957	$20,913	$22,397	$22,263	$22,213	$22,974	$21,121	$22,075	$25,558	$27,132
9. Average Interest Earning Assets excluding Excess Liquidity and PPP Loans															
Average Interest Earning Assets	$3,811,678	$3,917,737	$3,999,101	$4,022,581	$4,140,677	$4,263,612	$4,397,502	$4,478,941	$4,562,484	$ 4,729,052	$ 4,875,064	$ 4,962,660	$ 4,980,042	$ 5,591,460	$ 5,852,089
Less: PPP Loans	-	-	-	-	-	-	-	-	-	-	-	-	-	370,669	500,549
Less: Excess Liquidity	-	-	-	-	-	-	40,678	49,784	-	62,623	173,623	165,645	78,108	273,690	328,791
Average Interest Earning Assets excluding Excess Liquidity and PPP Loans	$3,811,678	$3,917,737	$3,999,101	$4,022,581	$4,140,677	$4,263,612	$4,356,824	$4,429,157	$4,562,484	$ 4,666,429	$ 4,701,441	$ 4,797,015	$ 4,901,934	$ 4,947,101	$ 5,022,749
10. Average Assets Excluding PPP															
Average Assets	$4,230,428	$4,333,689	$4,416,332	$4,442,743	$4,555,977	$4,682,827	$4,817,322	$4,890,519	$5,004,253	$ 5,170,448	$ 5,317,867	$ 5,400,591	$ 5,409,561	$ 6,000,790	$ 6,265,605
Less: Average PPP Loans	-	-	-	-	-	-	-	-	-	-	-	-	-	370,669	500,549
Average Assets Excluding PPP	$4,230,428	$4,333,689	$4,416,332	$4,442,743	$4,555,977	$4,682,827	$4,817,322	$4,890,519	$5,004,253	$ 5,170,448	$ 5,317,867	$ 5,400,591	$ 5,409,561	$ 5,630,121	$ 5,765,056

*Based upon a proforma 21% tax rate for all periods presented.

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